UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 27, 2008

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  651-293-2233

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of a Director

On June 27, 2008, Kasper Rorsted, a director of Ecolab Inc. (the “Company”), notified the Company that he, Stefan Hamelmann and Hans Van Bylen, each being elected to the Board of Directors of the Company pursuant to the Stockholder’s Agreement between the Company and Henkel AG & Co. KGaA of Düsseldorf, Germany (“Henkel”), have decided to resign as directors of the Company pending resolution of Henkel’s previously-announced intention to sell some or all of its investment in the Company.

Under the Stockholder’s Agreement, Henkel is entitled to designate a number of persons to be appointed or nominated for election to the Board of Directors of the Company proportionate to Henkel’s shareholding in the Company, rounded down to the nearest whole number.  In February 2008, Henkel reported that it owned 29.4% of the Company’s shares.  Upon completion of Henkel’s sale process, if Henkel continues to be a stockholder, it may be entitled to request the Company to reappoint or cause the nomination of one or more designees to resume proportional representation on the Company’s Board.

A copy of the press release issued by the Company announcing notification of the impending resignations of Messrs. Hamelmann, Rorsted and Van Bylen is filed as an Exhibit (99) to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)    Exhibits.

(99)	Ecolab Inc. New Release dated July 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: July 3, 2008	By:	/s/Sarah Z. Erickson
By: Sarah Z. Erickson
Its: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated July 2, 2008.	Filed herewith electronically.